                                                                    EXHIBIT 21.1


                    SUBSIDIARIES OF PRATT CASINO CORPORATION

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
                                                                                STATE
         NAME                                     ADDRESS                      ORGANIZED
         ----                                     -------                      ---------
GB Holdings, Inc.                      Indiana Avenue & Brighton Park          Delaware
                                       9th Floor
                                       Atlantic City, New Jersey  08401

Greate Bay Hotel and Casino, Inc.      136 South Kentucky Avenue               New Jersey
                                       Atlantic City, New Jersey  08401

GB Property Funding Corp.              Indiana Avenue & Brighton Park          New Jersey
                                       9th Floor
                                       Atlantic City, New Jersey  08401

PRT Funding Corp.                      Indiana Avenue & Brighton Park          Delaware
                                       9th Floor
                                       Atlantic City, New Jersey  08401

New Jersey Management, Inc.            Indiana Avenue & Brighton Park          New Jersey
                                       9th Floor
                                       Atlantic City, New Jersey  08401
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